Exhibit 99.3

TIMIOS HOLDING CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 8, 2021 (“Closing Date”), Ideanomics Inc. (“Ideanomics” or the “Company”) completed the acquisition of Timios Holding Corp. (the “Target” or, together with its subsidiaries, “Timios”), a title and settlement company.

In connection with the completion of the acquisition, the Company paid aggregate cash of approximately $46 million, which is subject to adjustment for up to 90 days following the closing date based on a comparison of Timios’s actual working capital and other amounts at closing against pre-closing estimates. The following unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are based on the historical consolidated financial statements of the Company and Timios using the acquisition method of accounting.

The transaction accounting adjustments for the acquisition consist of those necessary to account for the acquisition. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the acquisition as if it had occurred on September 30, 2020 and includes all adjustments necessary to reflect the application of the acquisition accounting to the transaction. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the acquisition as if it had occurred on January 1, 2019 and include all adjustments necessary to reflect the accounting for the transaction.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, in accordance with Article 11 of Regulation S-X, and are not intended to represent or to be indicative of the income or financial position that the Company would have reported had the acquisition been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements due to various factors. The unaudited pro forma condensed combined balance sheet does not purport to represent the future financial position of the Company and the unaudited pro forma condensed combined statements of operations do not purport to represent the future results of operations of the Company.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair value of purchase consideration and the fair values of tangible and intangible assets acquired and liabilities assumed in the acquisition, with the remaining estimated purchase consideration recorded as goodwill. Independent valuation specialists have conducted an analysis to assist management of the Company in determining the fair value of the assets acquired and liabilities assumed. The Company’s management is responsible for these third-party valuations and appraisals. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed combined financial statements.

On May 20, 2020, the Securities and Exchange Commission adopted Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, that updated certain presentation requirements for pro forma financial information. The amended guidance is effective January 1, 2021. The Company has adopted the new guidance when preparing the unaudited pro forma condensed combined financial statements as the closing date of the acquisition was determined to be January 8, 2021. The historical financial information has been adjusted to give effect to the application of acquisition accounting to the transaction. The unaudited pro forma condensed combined financial information is based upon currently available information and estimates and assumptions that Ideanomics management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements

•	The Company’s historical audited consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019;

•	The Company’s historical unaudited condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2020;

•	The Current Report on Form 8-K/A of the Company to which these unaudited pro forma condensed combined financial statements are attached as an exhibit;

•	Timios’s audited consolidated financial statements and notes thereto for the year ended December 31, 2019, included in Exhibit 99.1 to the Current Report on Form 8-K/A of the Company; and

•	Timios’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2020, included in Exhibit 99.2 to the Current Report on Form 8-K/A of the Company.

IDEANOMICS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	Ideanomics Historical	Timios Historical	Transaction Accounting Adjustments	Note 5	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$27,605	$9,780	$(46,549)	A	$(9,261)
			(97)	B
Accounts receivable, net	4,315	275	—		4,590
Prepayments	999	631	—		1,630
Amount due from related party	1,601	—	—		1,601
Notes receivable	464	—	—		464
Other current assets	581	—	—		581
Total current assets	35,565	10,687	(46,646)		(394)
Property and equipment, net	165	193	—		358
Fintech village	9,337	—	—		9,337
Intangible assets, net	52,398	569	21,911	C	74,750

Goodwill	10,472	1,840	(1,840)	D	33,886
			23,414	E
Long term investments	22,651	—	—		22,651
Operating lease right-of-use assets	7,357	—	1,547	F	8,904
Other assets non-current assets	519	523	—		1,170
Total assets	$138,464	$13,812	$(1,614)		$150,663

Liabilities, Convertible Redeemable Preferred Stock and Equity
Current liabilities:
Accounts payable	$4,738	$2,782	$167	G	$7,686
Deferred revenue, current portion	1,178	—	—		1,178
Accrued salaries	906	2,053	—		2,959
Amount due to related parties	1,333	—	—		1,333
Other current liabilities	4,195	199	—		4,394
Current portion of operating leases liabilities	520	—	420	F	940
Current contingent consideration	4,082	—	—		4,082
Promissory note short-term	3,750	—	—		3,750
Convertible promissory note due to related parties	9,033	—	—		9,033
Total current liabilities	29,735	5,034	586		35,355
Asset retirement obligations	4,653	—			4,653
Operating lease liabilities, net of current portion	6,820	—	1,152	F	7,972
Non-current contingent consideration	7,608	—			7,608
Other non-current liabilities	514	—	5,715	H	6,229
Total liabilities	49,330	5,034	7,453		61,817

Convertible redeemable preferred stock	1,262	—	—		1,262
Redeemable non-controlling interest	7,370	—	—		7,370
Equity
Common stock	239	—	—		239
Additional paid-in capital	362,346	76,565	(76,565)	I	362,346
Accumulated deficit	(295,693)	(67,787)	67,763	J	(295,981)
			(264)	K
Accumulated other comprehensive loss	290	—	—		290
Total shareholders’ equity	67,182	8,778	(9,067)		66,894
Non-controlling interest	13,320	—	—		13,320
Total equity	80,502	8,778	(9,067)		80,214
Total liabilities, convertible redeemable preferred stock, redeemable non-controlling interest and equity	$138,464	$13,812	$(1,613)		$150,663

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

IDEANOMICS INC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except per share amounts)

	Ideanomics Historical	Timios Reclassified Note 4	Transaction Accounting Adjustments	Note 5	Pro Forma Combined
Revenues:
Total revenues	$44,567	$45,099	$—		$89,666
Cost of revenues:
Total cost of revenue	1,458	30,695	—		32,153
Gross profit	43,109	14,404	—		57,513
Operating expenses:
Selling, general and administrative expenses	24,862	9,490	264	AA	34,616
Professional fees	5,828	282	—		6,110
Impairment loss	73,669	—	—		73,669
Change in fair value of contingent consideration, net	5,094	—	—		5,094
Depreciation and amortization	2,229	171	1,913	BB	4,392
			79	CC
Total operating expenses	111,682	9,943	2,256		123,881

Income (loss) from operations	(68,573)	4,461	(2,256)		(66,368)
Interest and other income (expense):
Interest expense, net	(5,616)	38	—		(5,578)
Loss on extinguishment of debt	(3,940)	—	—		(3,904)
Impairment of and equity in loss of equity method investees	(13,718)	—	—		(13,718)
Loss on disposal of subsidiaries, net	(952)	—	—		(952)
Loss on remeasurement of DBOT investment	(3,179)	—	—		(3,179)
Other	(433)	(101)	—		(535)
Income (loss) before income taxes and non-controlling interests	(96,411)	4,398	(2,256)		(94,269)
Income tax (expense) benefit	(417)	(1,791)	587	DD	(1,622)
Net income (loss)	(96,828)	2,607	(1,669)		(95,891)
Deemed dividend related to warrant repricing	(827)	—	—		(827)
Net income (loss) attributable to common shareholders	(97,655)	2,607	(1,669)		(96,718)
Net (income) loss attributable to non-controlling interests	(852)	—	—		(852)
Net income (loss) attributable to shareholders	$(98,508)	$2,607	$(1,922)		$(97,570)

Basic and diluted loss per share	$(0.82)				$(0.81)
Weighted-average number of shares outstanding:
Basic and Diluted	119,766,859				119,766,859

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

IDEANOMICS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except per share amounts)

	Ideanomics Historical	Timios Historical Reclassified Note 4	Transaction Accounting Adjustments	Note 5	Pro Forma Combined
Revenues:
Total revenues	$15,690	$54,449	$—		$70,139
Cost of revenues:
Total cost of revenue	14,676	36,766	—		51,442
Gross profit	1,014	17,683	—		18,697
Operating expenses:
Selling, general and administrative expenses	20,188	10,153	—		30,341
Research and development expense	1,318	—	—		1,318
Professional fees	8,096	255	—		8,351
Impairment loss	10,363	—	—		10,363
Change in fair value of contingent consideration, net	(2,900)	—	—		(2,900)
Depreciation and amortization	1,651	183	1,380	BB	2,981
			(234)	CC
Total operating expenses	38,716	10,592	1,146		50,454

Income (loss) from operations	(37,702)	7,092	(1,146)		(31,757)
Interest and other income (expense):
Interest expense, net	(14,061)	14	—		(14,047)
Equity in loss of equity method investees	(8)	—	—		(8)
Conversion expense	(2,266)	—	—		(2,266)
Other	6,272	(16)	—		6,256
Income (loss) before income taxes and non-controlling interests	(47,765)	7,089	(1,146)		(41,822)
Income tax (provision) benefit	—	(1,355)	298	DD	(1,057)
Net income (loss)	(47,765)	5,734	(848)		(42,879)
Deemed dividend related to warrant repricing	(184)	—	—		(184)
Net (income) loss attributable to non-controlling interests	737	—	—		737
Net income (loss) attributable to common shareholders	$(47,212)	$5,734	$(848)		$(42,326)

Basic and diluted loss per share	$(0.25)				$(0.22)
Weighted-average number of shares outstanding:
Basic and Diluted	191,976,856				191,976,856

See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

IDEANOMICS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Acquisition and Basis of Presentation

On January 8, 2021, the Company acquired Timios through by acquiring 100% of the outstanding capital stock of Timios Holding Corp. (the “Acquisition”) subject to the terms set forth in the Agreement. In connection with the Acquisition, approximately $46.6 million was paid in cash (subject to adjustments for Timios’s working capital). Out of the total payment, $5.1 million of the cash payment was paid to an escrow agent and shall be held in escrow until the one-year anniversary of the closing, when subject to standard indemnification clauses shall be paid to the seller.

The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s and Timios’s historical financial information, giving effect to the acquisition and related adjustments described in these notes to show how the acquisition might have affected the historical financial statements if it had been completed on January 1, 2019 for the purposes of the condensed combined statements of operations, and as of September 30, 2020 for purposes of the condensed combined balance sheet. In addition, certain items have been reclassified from Timios’s historical financial statements to align them with the Company’s financial statement presentation and accounting policies. Timios prepares its consolidated financial statements in accordance with U.S. generally accepted accounting principles.

The Company accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations. The preliminary fair value of purchase consideration for the acquisition has been allocated to the assets acquired and liabilities assumed based on a preliminary valuation of their respective fair values and may change when the final valuation of the assets acquired and liabilities assumed is determined. These preliminary fair value adjustments and any others transaction related adjustments have been reflected as Transaction Adjustments in Note 4 below.

The Company did not identify any Autonomous Adjustments or Management Adjustments as those terms are defined by the Securities and Exchange Commission adopted Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses.

Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2019. The Company performed a preliminary review of Timios’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial information. The Company identified differences in the timing of the adoption of Accounting Standards Codification Topic 842, Leases (“ASC 842”), as discussed below, and certain amounts that have been reclassified to conform to the Company’s financial statement presentation, as described below. At this time, the Company is not aware of any other differences that would have a material effect on the unaudited pro forma condensed combined financial information, including any differences in the timing of adoption of new accounting standards. However, the Company will continue to perform its detailed review of Timios’s accounting policies and, upon completion of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

The Company adopted ASC 842 on January 1, 2019, whereas Timios, as a private company, had not adopted ASC 842 as of the closing date of the transaction. Based on a preliminary assessment, the primary impact of adopting the new standard relates to the recognition of operating lease right-of-use assets of $1.7 million and operating lease liabilities of $1.7 million as of January 1, 2019. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the adoption of ASC 842 as well as the application of purchase accounting to the acquired leases, as further described in Note 4 herein.

2. Preliminary Purchase Consideration

The total estimated preliminary purchase consideration as of January 8, 2021 (the Closing Date) is $46.6 million paid in cash. Of this amount, approximately $6.6 million related to cash on hand at closing.

Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the amounts used in the pro forma condensed combined financial statements.

3. Preliminary Estimated Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Timios are recorded at their acquisition date fair values and added to those of Ideanomics. The transaction adjustments are preliminary and have been prepared based on preliminary estimates of the purchase consideration and fair values of assets acquired and liabilities assumed, and the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed combined financial statements.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Timios based on Timios’s September 30, 2020 balance sheet, with the excess recorded as goodwill (in thousands).

Total consideration to be allocated	$46,549
Less: Estimated fair value of assets acquired
Current assets, including cash	(10,742)
Property and equipment	(193)
Intangible assets	(22,480)
Other assets	(467)
Plus: Estimated fair value of assumed liabilities
Current liabilities	5,034
Other liabilities	5,715
Goodwill	$23,414

4. Reclassifications

Certain amounts in the historical consolidated financial statements of Timios have been reclassified within the “Timios Historical” column in the unaudited pro forma condensed combined financial information so that Timios’s historical financial statements conform with the Company’s financial statement presentation. These reclassifications have no effect on previously reported total assets, total liabilities, and stockholders’ equity, or net income of Timios. The table below summarizes the reclassifications made:

For the year ended December 31, 2019:

	Timios Historical	Reclassification	Note 4	Timios Historical Reclassified
Per Ideanomics’ Statement of Operations
Total cost of revenue	$-	$30,695	A	$30,695

Selling, general and administrative expenses	-	9,490	B	9,490
Research and development expense	-	-		-
Professional fees	-	282	C	282
Impairment loss	-	-		-
Change in fair value of contingent consideration, net	-	-		-
Depreciation and amortization	-	171	D	171
Total operating expenses	$-	$9,943		$9,943

Per Timios’ Statement of Operations
Agent expenses	$18,677	$(18,677)	A	$-
Personnel costs	17,778	(17,778)	A, B	-
Other operating expenses	3,061	(3,061)	B, C	-
Sales and marketing	950	(950)	B	-
Depreciation and amortization	171	(171)	D	-
Total operating expenses	$40,638	$(40,638)		$-

4A	To reclassify $18,677 of agent expense and $12,018 of personnel cost that meet the Company’s classification of cost of revenue.

4B	To reclassify $5,761 of personnel costs, $2,779 of other operating costs and $950 of sales and marketing expenses that meet the Company’s classification of selling, general and administrative expenses.

4C	To reclassify $282 of other operating expenses that meet the Company’s classification of professional fees.

4D	To reclassify the depreciation and amortization.

For the nine-months ended September 30, 2020:

	Timios Historical	Reclassification	Note 4	Timios Historical Reclassified
Per Ideanomics Statement of Operations
Total cost of revenue	$-	36,766	E	36,766

Selling, general and administrative expenses	-	10,153	F	10,153
Research and development expense	-	-		-
Professional fees	-	255	G	255
Impairment loss	-	-		-
Change in fair value of contingent consideration, net	-	-		-
Depreciation and amortization	-	183	H	183
Total operating expenses	$-	$10,592		$10,592

Per Timios’ Statement of Operations
Agent expenses	$22,519	$(22,519)	E	$-
Personnel costs	20,717	(20,717)	E, F	-
Other operating expenses	3,396	(3,396)	F, G	-
Sales and marketing	542	(542)	F	-
Depreciation and amortization	183	(183)	H	-
Total operating expenses	$47,357	$(47,357)		$-

4E	To reclassify $22,519 of agent expense and $14,246 of personnel cost that meet the Company’s classification of cost of revenue.

4F	To reclassify $6,471 of personnel costs, $3,141 of other operating costs and $542 of sales and marketing expenses that meet the Company’s classification of selling, general and administrative expenses.

4G	To reclassify $255 of other operating expenses that meet the Company’s classification of professional fees.

4H	To reclassify the depreciation and amortization.

5. Transaction Adjustments

Transaction adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible and intangible assets and liabilities of Timios to a preliminary estimate of their fair values, and to reflect the impact on the statements of operations of the acquisition as if the companies had been combined during the periods presented therein. The transaction adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Balance Sheet Adjustments

5A	Reflects cash of $46.6 million paid on the Closing Date of the acquisition of which $6.6M was for cash on hand. This adjustment results in negative cash for the Company, however sufficient cash was on hand at the Closing Date without incurring any specific indebtedness.

5B	Reflects the transaction costs settled at the time of closing.

5C	Reflects the net pro forma adjustments to intangible assets and related amortization expense to reflect the estimated fair value of identifiable intangible assets, as follows (in thousands, except useful lives):

			Amortization Expense
Definite Lived Intangibles	Estimated Fair Value	Estimated Useful Life	Year Ended December 31, 2019	Nine Months Ended September, 2020
Brand and logo	$13,800	15	$920	$690
Lender relationships	7,180	7	1,025	769
Licenses	1,000	15	67	50
Total	$21,980		$2,012	$1,509

Less: Timios' historical definite-lived intangible assets and amortization expense	$(441)		$(99)	$(131)

Plus: Definite-lived title plant at fair value	$500		$—	$—
Less: Timios' historical indefinite-lived intangible assets	(128)		—	—
Pro forma adjustment to intangible assets and amortization expense	$21,911		$1,913	$1,380

5D	Elimination of Timios’ historical goodwill.

5E	Reflects the recognition of goodwill arising from the acquisition which is calculated as the difference between the fair value of the consideration paid and preliminary values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed based upon the Company’s provisional purchase price allocation. The goodwill is primarily attributed to assembled workforce and is not expected to be deductible for income tax purposes.

5F	Reflects the adoption of ASC 842 by Timios effective January 1, 2019 to conform to the accounting policies of the Company. As noted in Note 1, the adoption primarily resulted in the recognition of operating lease right-of-use assets of $1.7 million and operating lease liabilities of $1.7 million on the pro forma condensed consolidated balance sheet as of January 1, 2019. As of September 30, 2020, the impact resulted in the recognition of operating lease right-of-use assets of $1.5 million and total operating lease liabilities of $1.5 million.

5G	Reflects the accrual of transaction and other acquisition related costs that had been incurred through the Closing Date but not recorded in the historical financial statements.

5H	The Timios acquisition is expected to result in carryover basis for tax attributes. Based on the preliminary purchase accounting for the, including the preliminary fair value adjustments for identifiable intangible assets acquired, the Company would record a net increase to deferred tax liabilities of $5.7 million, estimated using a combined federal and state statutory rate of 26%.

5I	Reflects the elimination of Timios’s additional paid in capital.

5J	Reflects the elimination of Timios’s residual stockholders’ equity.

5K	Reflects the impact on accumulated deficit for transaction and other acquisition related costs paid in Note 5A and accrued in Note 5G.

Statements of Operations Adjustments

5AA	Reflects the transaction and other acquisition related costs that had been incurred through the Closing Date but not recorded in the historical financial statements (refer to Note 5A and Note 5G above). None for the nine months ended September 30, 2020.

5BB	Reflects the amortization adjustment to reflect the revised fair value of the definite lived intangible assets recorded in the acquisition, refer to Note 5C above.

5CC	Reflects the depreciation expense adjustment to account for the fair value of the property and equipment as of January 1, 2019.

5DD	To record pro forma adjustments to reflect benefit from income tax at the blended rate of 26% (in thousands, except percentages):

	Year Ended December 31, 2019	Nine Months Ended September, 2020
Total pro forma adjustments	$(2,256)	$(1,146)
Blended statutory rate applicable to pro forma adjustments	26%	26%
Pro forma adjustments to reflect benefit from income taxes	$587	$298